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Exhibit 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED

OWENS-ILLINOIS SUPPLEMENTAL RETIREMENT BENEFIT PLAN

        Pursuant to authority reserved to the Board of Directors of Owens-Illinois, Inc. (the "Company") and duly delegated to the undersigned officer of the Company under the Amended and Restated Owens-Illinois Supplemental Retirement Benefit Plan (the "Plan"), the Plan is hereby amended as follows:

        1.    Section 4.01 of the Plan is amended to read, in its entirety, as follows:

          Section 4.01—Each Eligible Employee shall be entitled to a normal, postponed, early, or vested deferred retirement benefit under this Plan in an amount equal, at the time of his or her retirement or other termination of employment, to the excess of

            (a) the amount of the comparable benefit to which such Eligible Employee would then be entitled under the Salary Plan, excluding any Qualified Supplemental Employee Annual Retirement Benefit provided under the Salary Plan ("QSERB"), if all of the Supplemental Benefits described in Section 3.01 hereof and the Excess Benefits described in Section 3.02 hereof were available under the Salary Plan, or

            (b) if greater, the amount of the comparable benefit to which such Eligible Employee would then be entitled under the Salary Plan, including his or her QSERB, if such Excess Benefits, but none of such Supplemental Benefits, were available under the Salary Plan, over the sum of (i) the amount of such comparable benefit actually payable under the Salary Plan, including such Eligible Employee's QSERB, plus (ii) the pre-tax amount of any accrued Plan benefits previously paid to such Eligible Employee in connection with the Company's 2000 Special Separation Program, plus (iii) the comparable benefit attributable to any contributions made on behalf of such Eligible Employee pursuant to a certain Secured Executive Retirement Benefit Agreement entered into between such Eligible Employee and the Company. For purposes of this Section 4.01 and in accordance with the provisions of such Secured Executive Retirement Agreement, an Eligible Employee's benefit under this Plan shall be reduced by $1.00 for every $0.70 benefit provided to such Eligible Employee under the Secured Executive Retirement Benefit Agreement.

        2.    Section 4.02 of the Plan is amended to read, in its entirety, as follows:

          "Section 4.02—Upon the death of an Eligible Employee, except to the extent otherwise provided under or pursuant to Section 4.03(e) hereof, a survivor or death benefit shall be payable to the spouse or other Beneficiary of such Eligible Employee in an amount equal, at the time of such Eligible Employee's death, to the excess of

            (a) the amount of the comparable benefit to which such spouse or other Beneficiary would then be entitled under the Salary Plan, excluding any amount attributable to such Eligible Employee's QSERB, if all of the Supplemental Benefits described in Section 3.01 hereof and the Excess Benefits described in Section 3.02 hereof were available under the Salary Plan, or

            (b) if greater, the amount of the comparable benefit to which such spouse or other Beneficiary would then be entitled under the Salary Plan, including any amount attributable to such Eligible Employee's QSERB, if such Excess Benefits, but none of such Supplemental Benefits, were available under the Salary Plan, over the sum of (i) the amount of such comparable benefit actually payable under the Salary Plan, including any amount attributable to such Eligible Employee's QSERB, plus (ii) the pre-tax amount of any accrued Plan benefits previously paid to such Eligible Employee in connection with the Company's 2000 Special Separation Program, plus (iii) the comparable benefit attributable to any contributions made on behalf of such Eligible Employee pursuant to a certain Secured Executive Retirement Benefit Agreement entered into between such Eligible Employee and the Company. For purposes of this Section 4.02 and in accordance with the provisions of such Secured Executive Retirement Agreement, an Eligible Employee's survivor or death benefit under this Plan shall be reduced by $1.00 for every $0.70 benefit provided to such Eligible Employee's spouse or other Beneficiary under the Secured Executive Retirement Benefit Agreement.

        3. This Third Amendment shall be effective on or as of January 1, 2002. In all other respects the Plan shall remain in full force and effect as amended and restated on May 29, 1998, effective as of January 1, 1998, and as heretofore amended.

        IN WITNESS WHEREOF, this Third Amendment has been executed by a duly authorized officer of the Company this 8th day of May, 2003.

OWENS-ILLINOIS, INC.

	By	/s/ THOMAS L. YOUNG Thomas L. Young Executive Vice President

Attest:

/s/ DAN W. PENNYWITT Dan W. Pennywitt Assistant Secretary

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  Exhibit 10.1